EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
Brazil Outdoor NewCo, LLC	DE
CC CV LP, LLC	DE
CC Lease Management, LLC	TX
CC Rembrandt LLC	DE
CCHCV LP, LLC	DE
CCO Barco Airport Venture, LLC	DE
CCOI Holdco III, LLC	DE
CCOI Holdco Parent I, LLC	DE
CCOI Holdco Parent II, LLC	DE
CCWHI Subsidiary, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports International, LLC	PA
Clear Channel Airports, Inc.	PA
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Brazil Holdings, LLC	DE
Clear Channel Electrical Services, LLC	DE
Clear Channel Finco LLC	DE
Clear Channel Interstate, LLC	DE
Clear Channel IP LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, LLC	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	TX
Miami Airport Concession LLC	DE
Milpitas Sign Company, LLC	DE
Outdoor Management Services, Inc.	NV
Pearl Media, LLC	NJ
Universal Outdoor Inc.	IL

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
CCO Holdings BC, Inc.	Canada
CCO International Holdings BV	Netherlands
Clear Channel CV	Netherlands
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SLU	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Holdings CV	Netherlands
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
Clear Channel KNR Neth Antilles NV	Curacao
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Singapore Pte Ltd.	Singapore
Comurben SA	Morocco
Equipamientos Urbbanos de Uruguary	Uruguay
Giganto Holding Cayman	Cayman Islands
Interspace Airport Advertising Aruba NV	Aruba
Interspace Airport Advertising Curacao N.V.	Curacao
Interspace Airport Advertising Grand Cayman	Cayman Islands
Interspace Airport Advertising Netherlands Antilles N.V.	Saint Maarten
Interspace Airport Advertising TCI Ltd.	Turks & Caicos
Interspace Airport Advertising Trinidad & Tobago Ltd.	Republic of Trinidad & Tobago
Interspace Airport Advertising West Indies Ltd.	Jamaica
L & C Outdoor Ltda.	Brazil
Outdoor Holding Company Cayman I	Cayman Islands
Outdoor Holding Company Cayman II	Cayman Islands
Publicidade Klimes Sao Paulo Ltda	Brazil